Exhibit 99.1
news release
For Immediate Release

Employers Holdings, Inc. Reports Third Quarter 2026 Results and
Declares Regular Quarterly Dividend of $0.34 per Share

Company to Host Conference Call on Thursday, October 29, 2026, at 11:00 a.m. Eastern Time

RENO, Nev., October 28, 2026 - (GLOBE NEWSWIRE) - Employers Holdings, Inc. (the “Company”) (NYSE:EIG), a holding company with subsidiaries that are specialty providers of workers’ compensation insurance, excess workers’ compensation, and related services, today reported financial results for its third quarter ended September 30, 2026.

Third Quarter 2026 Financial Highlights
(All comparisons versus third quarter 2025)
•Net income (loss) of $11.6 million ($0.64 per diluted share), versus $(8.3) million ($(0.36) per diluted share);
•Adjusted net income (loss) of $12.8 million ($0.71 per diluted share), versus $(25.5) million ($(1.10) per diluted share);
•Gross premiums written of $151.1 million, versus $183.9 million;
•Net premiums earned of $160.2 million, versus $192.1 million;
•Loss and LAE ratio decreased to 71.2% from 97.1%;
•Commission expense ratio increased to 12.9% from 12.0%;
•Underwriting expense ratio increased to 24.3% from 20.6%;
•GAAP combined ratio of 108.4% (109.2% excluding the LPT), versus 129.7% (130.4% excluding the LPT);
•Net investment income increased to $32.3 million from $26.1 million;
•Net realized and unrealized (losses) gains on investments of $(3.2) million, versus $21.2 million;
•Policies in force of 124,043, versus 135,414;
•Book value per share including the Deferred Gain of $49.44, an increase of 2.1%, and Adjusted book value per share of $53.64, up 7.1% (both growth rates include dividends declared); and
•Returned $24.4 million to stockholders through a combination of share repurchases and regular quarterly dividends.
CEO Commentary
Chief Executive Officer Katherine Antonello commented: “Our third quarter results reflect the progress we are making to restore our underwriting profitability to historical levels. We reported net income of $11.6 million, or $0.64 per diluted share, compared with a net loss of $8.3 million, or $(0.36) per diluted share, in the third quarter of 2025. The improvement was driven primarily by the absence of the reserve strengthening we recorded in that quarter, and we have not recognized any prior year loss development on our voluntary business this year. Our loss and LAE ratio improved to 71.2% from 97.1%, and our current accident year loss and LAE ratio on voluntary business, excluding LPT, was 72.0%.
Gross premiums written were $151.1 million, a decrease of 18%, and net premiums earned were $160.2 million, a decrease of 17%. These decreases reflect the pricing and underwriting actions we have taken to prioritize profitability in the prolonged soft market. Our GAAP combined ratio improved to 108.4% from 129.7%. Our underwriting expense ratio rose to 24.3% because of the smaller premium base, while underwriting expenses themselves were slightly lower than last year. Returning to an underwriting profit remains our top priority. Policies in force declined 8% to 124,043, a smaller decline than premium, as we retained the majority of our small business customers while exiting selected classes of business.”
Ms. Antonello continued, “Our investment portfolio continues to be a source of strength. Net investment income increased to $32.3 million, supported by higher yields following our 2025 investment rebalancing and $5.6 million in returns from our private equity investments. With the significant rise in U.S. interest rates, our investment portfolio is well positioned to take advantage of higher reinvestment rates to contribute meaningfully to earnings over time. We also remain committed to returning capital to our stockholders, and this quarter we returned $24.4 million through share repurchases and our regular quarterly dividend. Book value per share, including the Deferred Gain, grew 2.1% year over year, and adjusted book value per share grew 7.1%, both including dividends declared.
Looking ahead, expanding our workers’ compensation product offering will drive additional profitable growth. Our excess workers’ compensation product, which we launched in June, is off to a strong start, with 31 accounts and $6.5 million in premium to date. Our second new product, large deductible, which we are developing internally, is targeted to launch next year. With these initiatives, I am confident we are building a stronger, more resilient company.”
Summary of Consolidated Third Quarter 2026 Results
(All comparisons versus third quarter 2025, unless otherwise noted)
Gross premiums written were $151.1 million, a decrease of 17.8%, reflecting the deliberate pricing and underwriting actions commenced in 2025 to prioritize profitability over volume. These actions contributed to declines in new and renewal business premiums in the quarter.
Losses and LAE were $114.0 million, a decrease of 38.9%, due primarily to the absence of the prior-period reserve strengthening that we recognized last year (approximately $38.0 million) and partially due to lower premium levels. The Company’s voluntary business current accident year loss and LAE ratio, excluding the LPT, was 72.0%.
Commission expense was $20.6 million, a decrease of 10.4%, consistent with lower premiums. The Company’s commission expense ratio was 12.9%, compared to 12.0% a year ago. The increase in the commission expense ratio was primarily the result of higher commission rates on new business writings in 2026 combined with a one-time adjustment that reduced the 2025 third quarter ratio.
Underwriting expenses were $38.9 million, a decrease of 1.8%. The Company’s underwriting expense ratio was 24.3%, compared to 20.6% a year ago. The decrease in our underwriting expenses was primarily driven by reduced policyholder dividends, bad debt, and premium taxes and assessments. The increase in underwriting expense ratio was due to the decrease in premiums earned.
Net investment income was $32.3 million, an increase of 23.8%. The increase was primarily the result of returns from our private equity investments, along with higher yields on fixed maturity securities resulting from our investment rebalancing activity in 2025.
Net realized and unrealized (losses) gains on investments reflected on the income statement were $(3.2) million compared to $21.2 million a year ago. The current quarter’s result was driven by a distribution-related reduction in our private equity investment net asset value and reduced common equity investment gains.
Interest and financing expenses were $1.3 million versus $0.2 million a year ago. The increase in interest expense relates to the Company’s $125.0 million senior debt associated with the recapitalization plan announced in the fourth quarter of 2025.
Federal and state income tax expense (benefit) was $2.9 million (20.0% effective tax rate), compared to $(2.9) million (25.9% effective benefit rate) a year ago. The effective rates in each period reflect applicable income tax benefits and exclusions associated with tax-advantaged investment income, LPT adjustments, deferred gain amortization, and tax credits utilized.
Compared to last quarter, book value per share including the Deferred Gain declined by 5.3% (including dividends) to $49.44, driven by the unrealized market value decline in our fixed income investments, due directly to the increase in interest rates. This decline reflects changes in interest rates rather than underlying credit quality. Adjusted book value per share, which excludes accumulated other comprehensive income, increased by 1.3% (including dividends) in the quarter to $53.64.
Fourth Quarter 2026 Dividend Declaration
On October 28, 2026, the Company’s Board of Directors declared a regular quarterly dividend of $0.34 per share. The dividend is payable on December 3, 2026, to stockholders of record as of November 12, 2026.
Stock Repurchases
During the third quarter of 2026, the Company repurchased 373,848 shares of its common stock at an average price of $48.44 per share. The Company has $94.9 million of repurchase authorization remaining under the 2026 Program.
Earnings Conference Call and Webcast
The Company will host a conference call on Thursday, October 29, 2026, at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time.
To participate in the live conference call, you must first register here. Once registered you will receive dial-in numbers and a unique PIN number.
The webcast will be accessible on the Company’s website at www.employers.com through the “Investors” link.

Reconciliation of Non-GAAP Financial Measures to GAAP
Within this earnings release we present various financial measures, some of which are “non-GAAP financial measures” as defined in Regulation G pursuant to Section 401 of the Sarbanes-Oxley Act of 2002. A description of these non-GAAP financial measures, as well as a reconciliation of such non-GAAP measures to our most directly comparable GAAP financial measures is included in the attached Financial Supplement. Management believes that these non-GAAP measures are important to the Company’s investors, analysts and other interested parties who benefit from having an objective and consistent basis for comparison with other companies within our industry. Management further believes that these measures are more relevant than comparable GAAP measures in evaluating our financial performance.
The information in this press release should be read in conjunction with the Financial Supplement that is attached to this press release and available on our website.
Forward-Looking Statements
In this press release, the Company and its management discuss and make statements based on currently available information regarding their intentions, beliefs, current expectations, and projections of, among other things, the Company’s future performance, economic or market conditions, including current or future levels of inflation, potential implications of increased tariffs, changes in interest rates, labor market expectations, catastrophic events or geo-political conditions, legislative or regulatory actions or court decisions, business growth, retention rates, loss costs, claim trends and the impact of key business initiatives, future technologies and planned investments. Certain of these statements may constitute “forward-looking” statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and are often identified by words such as “may,” “will,” “could,” “would,” “should,” “expect,” “plan,” “anticipate,” “target,” “project,” “intend,” “believe,” “estimate,” “predict,” “potential,” “pro forma,” “seek,” “likely,” or “continue,” or other comparable terminology and their negatives. The Company and its management caution investors that such forward-looking statements are not guarantees of future performance. Risks and uncertainties are inherent in the Company’s future performance. Factors that could cause the Company’s actual results to differ materially from those indicated by such forward-looking statements include, among other things, those discussed or identified from time to time in the Company’s public filings with the Securities and Exchange Commission (SEC), including the risks detailed in the Company’s Quarterly Reports on Form 10-Q and the Company’s Annual Reports on Form 10-K. Except as required by applicable securities laws, the Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.
Filings with the SEC
The Company’s filings with the SEC and its quarterly investor presentations can be accessed through the “Investors” link on the Company’s website, www.employers.com. The Company’s filings with the SEC can also be accessed through the SEC's EDGAR Database at www.sec.gov (EDGAR CIK No. 0001379041).
About Employers Holdings, Inc.
Employers Holdings, Inc. (NYSE: EIG), is a holding company with subsidiaries that are specialty providers of workers’ compensation insurance, excess workers’ compensation, and related services (collectively “EMPLOYERS®”) focused on small and mid-sized businesses engaged in lower hazard industries with its guaranteed cost product and self-insured enterprises with its excess workers’ compensation product. EMPLOYERS leverages over a century of experience to deliver comprehensive coverage solutions that meet the unique needs of its customers. Drawing from its long history and extensive knowledge, EMPLOYERS empowers businesses by protecting their most valuable asset – their employees – through exceptional claims management, loss control, and risk management services, to help businesses create safer work environments.
EMPLOYERS is also proud to offer Cerity®, which is focused on providing digital-first, direct-to-consumer workers’ compensation insurance solutions with fast and affordable coverage options through a user-friendly online platform.
EMPLOYERS operates throughout the United States, apart from four states that are served exclusively by their state funds. Workers’ Compensation insurance is offered through Employers Insurance Company of Nevada, Employers Compensation Insurance Company, Employers Preferred Insurance Company, Employers Assurance Company and Cerity Insurance Company, and Excess Workers’ Compensation is offered through Employers Assurance Company. Each of EMPLOYERS insurance subsidiaries is rated A (Excellent) by AM Best. Not all companies do business in all jurisdictions. EIG Services, Inc., and Cerity Services, Inc., are subsidiaries of Employers Holdings, Inc. EMPLOYERS® is a registered trademark of EIG Services, Inc., and Cerity® is a registered trademark of Cerity Services, Inc. For more information, please visit www.employers.com, www.employers.com/excess-workers-compensation and www.cerity.com.

Contact Information
Michael Pedraja (775) 327-2706 or mpedraja@employers.com